UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): October 14, 2003

                        Commission file number: 000-16299
                                ________________

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                13-3054685
     (State or other jurisdiction of        (IRS Employer Identification Number)
      Incorporation or Organization)

  801 Mahler Rd, Suite G, Burlingame, CA                   94010
 (Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

ITEM 5. Other Events -Press Release

Media Contact:
--------------
Gary Ebersole
ANTs software inc.
650-692-0219 x25
gary.ebersole@antssoftware.com
------------------------------

FOR IMMEDIATE RELEASE
---------------------
                    ANTs Data Server version 2 Now Available

                     Breakthrough Database Architecture for
                  High Workload, Update-Intensive Applications

BURLINGAME, CA, October 14, 2003 - ANTs Software (OTCBB:ANTS) announced the release of the ANTs Data Server 2.0, a SQL database management system that delivers improved performance and reduced costs for applications constrained by access contention problems. It is designed specifically for applications requiring intensive updating such as messaging services, stock trading, reservation systems and package tracking. From initial concept through development, and now in deployment, the ANTs Data Server is designed to enable simultaneous access and updating by thousands of concurrent users.

Breakthrough High-Performance Database Technology

"The ANTs Data Server is built on a message-passing, micro threading architecture, a fundamental shift in the design of database systems," said Gary Ebersole, president and chief operating officer for ANTs Software. "Unlike conventional databases developed 15-20 years ago before the widespread commercial use of the Internet and wireless systems, the patent-pending ANTs Data Server design is optimized to run today's online applications--those that must support hundreds, even thousands, of simultaneous connections, day in and day out. A full-featured, standards-compliant database, the ANTs Data Server can be used as a standalone database or used to complement conventional database systems." The ANTs Data Server enables businesses to cost-effectively offload applications with database "hot spots" to improve their database throughput.

Using the industry-standard SQL92 database programming language, the ANTs Data Server's innovative design eliminates database-locking conflicts without compromising data integrity in update-intensive, high workload applications. Advanced connection management techniques optimize network traffic, minimizing network overhead so that applications can handle thousands of concurrent connections. As a result, the ANTs Data Server performance is so high that the software can run on fewer, lower-cost systems. It is easily deployed to complement existing database systems, requiring few application modifications.

Reduces Total Cost of Ownership

"Depending on the application and deployment environment," said Ebersole, "the ANTs Data Server's extraordinary throughput allows customers to save 70 to 90 percent on the cost of server hardware required with conventional database systems. Rather than having to partition a database across multiple servers or use an expensive large-scale SMP, we deliver unparalleled throughput on small SMP servers." The high performance delivered by the ANTs Data Server provides significant cost savings by reducing database infrastructure complexity. Customers require fewer processors and therefore, fewer database licenses, significantly reducing initial software purchase, maintenance, and IT support costs.

"ANTs has developed a cost-effective, highly-scalable solution that constitutes a key component of our product and corporate strategy," said Steve Wood, CEO for Wireless Services Corporation. "We can deliver outstanding performance and maintain high levels of customer satisfaction at a lower cost as a result."

                           Licensing and Availability

The ANTs Data Server v2 is generally available October 14, 2003. Licenses begin at $25,000 per processor. The software currently runs on Windows 2000 and Solaris 8 platforms.

About ANTs Software

ANTs Software, based in Silicon Valley, California, is a developer of database software for real-time, transaction-intensive applications. The company's product enables customers to reduce hardware, software, and development costs by delivering exceptional performance in high workload, update-intensive database applications. For more information on ANTs Software, visit http://www.antssoftware.com.

                                      # # #

This press release is neither an offer to sell nor a solicitation of offers to purchase securities. This press release contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent forms 10-QSB for the quarter ended June 30, 2003 and 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANTs software inc.

Date: October 14, 2003                By: /s/     Francis K. Ruotolo
                                          ---------------------------
                                          Francis K. Ruotolo, Chairman
                                          and Chief Executive Officer